SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 24, 2000

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Pooling and Servicing Agreement, relating to the New South Home Equity Trust 1999-2, Home Equity Asset Backed Certificates, Series 1999-2)

                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV



           Delaware                  333-79283               06-1204982
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 (State or other jurisdiction    (Commission File          (IRS Employer
      of incorporation)               Number)           Identification No.)



1285 Avenue of the Americas, New York, New York               10019
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    (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code    (212) 713-2000
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         (Former name or former address, if changed since last report)




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ITEM 5.  Other Events

      On February 24, 2000 (the "Closing Date"), The Bank of New York (in such capacity, the "Trustee") completed the purchase of the Subsequent Loans pursuant to Section 2.5 of the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among PaineWebber Mortgage Acceptance Corporation IV, as depositor (the "Depositor"), New South Federal Savings Bank, as transferor (in such capacity, the "Transferor") and servicer, and the Trustee. The Subsequent Loans were transferred to the Trustee pursuant to (i) a Subsequent Transfer Agreement, dated as of December 28, 1999, and (ii) a Subsequent Transfer Agreement, dated as of February 24, 2000 (collectively, the "Subsequent Transfer Agreements"), each among the Transferor, the Depositor and the Trustee. Attached as Exhibit 99 are certain characteristics of the Initial Loans and the Subsequent Loans (collectively, the "Loans"), as of February 29, 2000 (the "Cut-Off Date").

      Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

         (c) Exhibits

Item 601(a) of Regulation S-K
Exhibit No.                          Description
-----------------------------        -----------

99                                   Description of the Loans


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PAINEWEBBER MORTGAGE ACCEPTANCE
                                   CORPORATION IV

March 9, 2000
                                   By:  /s/ Joseph Piscina
                                       ----------------------------
                                        Joseph Piscina
                                        President

                                INDEX TO EXHIBITS

                                                             Paper (P) or
Exhibit No.               Description                        Electronic (E)
-----------               -----------                        --------------

99                        Description of the Loans                  E